UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2020

ADURO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37345	94-3348934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Heinz Avenue

Berkeley, California 94710

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

As previously reported, on June 1, 2020, Aduro Biotech, Inc. (“Aduro” or the “Company”), Aspire Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Chinook Therapeutics U.S., Inc., a Delaware corporation (“Chinook”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), as amended by Amendment No. 1 to Merger Agreement on August 17, 2020, pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, as amended, Merger Sub will merge with and into Chinook, with Chinook continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger.

In connection with the proposed merger, the Company filed a registration statement on Form S-4 (No. 333- 239989), originally filed on July 22, 2020 (the “Proxy Statement/Prospectus”). The registration statement was declared effective by the Securities and Exchange Commission (the “SEC”) on August 26, 2020, and the Company commenced mailing the Proxy Statement/Prospectus on or about August 28, 2020.

On August 13, 2020, a purported Aduro stockholder sent a demand letter to Aduro (the “Demand Letter”), generally alleging that the Proxy Statement/Prospectus omitted material information. Aduro believes that the disclosure allegations contained in the Demand Letter are entirely without merit and that no further disclosure is required by applicable rule, statute, regulation or law beyond that already contained in the Proxy Statement/Prospectus. However, to avoid the risk that the Demand Letter may delay or otherwise adversely affect the consummation of the merger and to minimize the risk that a formal complaint may be filed against Aduro, Aduro has determined that it will voluntarily make certain supplemental disclosures in the Proxy Statement/Prospectus related to the proposed merger set forth below (the “Supplemental Disclosures”). Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the Supplemental Disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Demand Letter that any additional disclosure was or is required.

These supplemental disclosures will not affect the merger consideration to be paid to the Company’s stockholders in connection with the merger or the timing of the Company’s virtual special meeting of stockholders scheduled to be held online via live webcast on October 1, 2020 at 9:00 a.m., Pacific Daylight Time, at www.virtualshareholdermeeting.com/ADRO2020SM (the “Special Meeting”). The Board continues to recommend that you vote “FOR” the proposal to approve the issuance of shares of common stock of the Company to stockholders of Chinook pursuant to the terms of the Merger Agreement, as amended, and “FOR” the other proposals being considered at the Special Meeting.

Supplemental Disclosures to the Proxy Statement/Prospectus in Connection with the Demand Letter

The disclosure in the thirtieth paragraph under the heading “The Merger—Background of the Merger” is hereby amended as follows (with the new text in underline):

Of the 28 companies identified earlier in the process, six signed customary forms of confidentiality agreements with the company and received further information on Aduro. The confidentiality agreements all contained standstill provisions that terminated upon signing of the Merger Agreement. Five companies ultimately expressed interest in exploring a potential transaction with Aduro and subsequently submitted non-binding preliminary merger proposals to Aduro. Chinook, based on publicly available information pertaining to Aduro, submitted an initial non-binding preliminary proposal on February 28, 2020. Chinook’s proposal contemplated that Chinook’s equityholders would hold 65% of the outstanding equity interests of the combined company immediately following the completion of the merger, and implied a value of approximately $170 million for Aduro and $315 million for Chinook. Furthermore, the Chinook proposal provided that designees to the combined company’s board of directors would be proportional to the proposed equity split between the two companies’ stockholder bases. This initial proposal also stipulated that Chinook would receive $14.5 million in new preferred stock financing prior to the completion of the merger and that Aduro would deliver $145 million of net available cash immediately prior to the completion of the merger. Chinook’s proposal also contemplated the continuation of Aduro’s BION-1301 program, but ascribed no value to Aduro’s non-renal assets. In fact, given the focus of Chinook on building a renal franchise, members of Chinook’s management team expressed to representatives of SVB Leerink and members of the transaction committee that Chinook was concerned that the continuation of Aduro’s non-renal programs, including STING, would create a conflict of priorities. Accordingly, Chinook indicated that it was open to Aduro seeking to identify an alternative development pathway for Aduro’s non-renal assets.

The disclosure in the last paragraph under the heading “The Merger—Background of the Merger” is hereby amended by adding the following disclosure after the last paragraph:

Other than as described in this section, no material discussions occurred regarding future employment and directorship of the Company’s directors and officers, respectively. In addition, none of the current officers of Aduro are intending to remain with Aduro beyond December 31, 2020. For a discussion of the expected officers and directors of the combined company following the closing of the merger see “Management Following the Merger.”

The disclosure under the heading “The Merger—Opinion of Aduro’s Financial Advisor—Aduro Stand-Alone Valuation Analyses—Aduro Discounted Wall Street Research Analyst Price Targets” is hereby amended by adding the following disclosure after the first paragraph:

SVB Leerink noted for the information of the Aduro board one-year forward stock price targets for the Aduro common stock as reflected in three Wall Street research analysts’ reports that were publicly available as of May 29, 2020.

The one-year forward stock price targets reviewed were as follows:

Date of Rating	Undiscounted Stock Price Target
May 5, 2020	$10	.00
May 20, 2020	7	.00
May 5, 2020	4	.00

The price targets were then discounted from the one-year forward date of the last published report to present value as of September 30, 2020 using a discount rate of 10.0%. This analysis resulted in an implied per share equity value for the Aduro common stock of approximately $3.78 to $9.45 per share.

The disclosure in the third paragraph under the heading “The Merger—Opinion of Aduro’s Financial Advisor—General” is hereby amended as follows (with new text in underline):

SVB Leerink LLC is a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. SVB Leerink has provided certain investment banking services to Aduro from time to time, for which it has received compensation. SVB Leerink previously served as a financial advisor to Aduro in its 2014 private placement and as a joint bookrunner in Aduro’s 2015 initial public offering. SVB Leerink received aggregate fees of approximately $5.0 million in connection with those representations. In the ordinary course of business, SVB Leerink and its affiliates may, in the future, provide commercial and investment banking services to Aduro, Chinook or their respective affiliates and would expect to receive customary fees for the rendering of such services. In the ordinary course of their trading and brokerage activities, SVB Leerink or its affiliates have in the past and may in the future hold positions, for their own account or the accounts of their customers, in equity, debt or other securities of Aduro, Chinook or their respective affiliates.

Additional Information and Where to Find It

Aduro has filed a Registration Statement on Form S-4 containing a proxy statement/prospectus of Aduro and other documents concerning the proposed merger with the SEC. The registration statement has been declared effective by the SEC. BEFORE MAKING ANY VOTING DECISION, ADURO’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY ADURO WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by Aduro with the SEC at the SEC’s website at www.sec.gov. Aduro makes available free of charge at www.aduro.com (in the “Investor Relations” section), copies of materials that Aduro files with, or furnishes to, the SEC.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Aduro and Chinook, and each of their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Aduro in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of Aduro’s directors and officers in Aduro’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 9, 2020, and its definitive proxy statement for the 2020 annual meeting of stockholders, which was filed with the SEC on March 24, 2020. To the extent the holdings of Aduro’s securities by Aduro’s directors and executive officers have changed since the amounts set forth in Aduro’s proxy statement for its 2020 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger are included in the proxy statement/prospectus relating to the proposed merger, which was filed with the SEC on August 26, 2020, as may be amended or supplemented from time to time. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Aduro’s website at www.aduro.com.

Cautionary Note on Forward-Looking Statements

This communication contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, the risk that the proposed merger with Chinook may not be completed in a timely manner or at all, which may adversely affect Aduro’s business and the price of the common stock of Aduro; the failure of either party to satisfy any of the conditions to the consummation of the proposed merger, including the approval by Aduro’s stockholders of the issuance of shares of Aduro common stock in the merger and the change of control resulting from the merger; uncertainties as to the timing of the consummation of the proposed merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed merger on Aduro’s business relationships, operating results and business generally; risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed merger; risks related to diverting management’s attention from Aduro’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Aduro related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; our history of net operating losses and uncertainty regarding our ability to achieve profitability, our ability to develop and commercialize our product candidates, our ability to use and expand our technology platforms to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, our reliance on third parties, and our ability to obtain and adequately protect intellectual property rights for our product candidates; and the effects of COVID-19 on our clinical programs and business operations. We discuss many of these risks in greater detail under the heading “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 3, 2020, and our other filings with the SEC. Any forward-looking statements that we make in this communication speak only as of the date of this communication. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2020		Aduro Biotech, Inc.

	By:	/s/ Celeste Ferber
Celeste Ferber
SVP, General Counsel and Corporate Secretary